UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2007

American Medical Alert Corp.
(Exact name of registrant as specified in its charter)

New York	333-54992	11-2571221
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3265 Lawson Boulevard, Oceanside, New York	11572
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (516) 536-5850

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement of communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
□	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 30, 2007, the Company entered into an amendment to its credit agreement with JPMorgan Chase Bank, as successor in the interest to the Bank of New York. Pursuant to the amendment, the Company’ revolving credit line was increased from $1,500,000 to $2,500,000 and extended until June 30, 2010. For a description of the material terms of the amendment, See Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant, set forth below.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 30, 2007, the Company entered into an amendment to its credit agreement, dated May 20, 2002, with JPMorgan Chase Bank, as successor in the interest to the Bank of New York (the "Bank"). Pursuant to the amendment, the Company’s revolving credit line was increased from $1,500,000 to $2,500,000 and extended until June 30, 2010. The revolving credit line is evidenced by a promissory note (the "Note"). The Note expires on June 30, 2010 bears interest at either (i) an annual rate of LIBOR + 1.75% or (ii) the prime rate or the federal funds effective rate plus 0.5%, whichever is greater, and is payable prior to its expiration. The Note may be accelerated upon the occurrence of an event of default (as defined in the credit agreement).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 3, 2007

AMERICAN MEDICAL ALERT CORP.

By:	/s/ Richard Rallo
Name: Richard Rallo
Title: Chief Financial Officer